Exhibit 4.9


                             DATED ___ October, 2002

                               ABBEY NATIONAL PLC
                         (the Sixth Issuer Cash Manager)

                                       and

                          HOLMES FINANCING (NO. 6) PLC
                               (the Sixth Issuer)

                                       and

                              THE BANK OF NEW YORK
                       (the Sixth Issuer Security Trustee)

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                     SIXTH ISSUER CASH MANAGEMENT AGREEMENT

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                                  ALLEN & OVERY
                                     London
                                  ICM:572259.1

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                                    CONTENTS

CLAUSE                                                                      PAGE

1.   Definitions and Interpretation...........................................1
2.   Appointment of Sixth Issuer Cash Manager.................................2
3.   The Sixth Issuer Cash Management Services................................2
4.   Payments, Accounts, Ledgers..............................................3
5.   Payments under Sixth Issuer Currency swaps and Termination of Sixth Issuer Currency Swaps.........................................5
6.   No Liability.............................................................7
7.   Costs and Expenses.......................................................7
8.   Information..............................................................7
9.   Remuneration.............................................................9
10.  Covenants of Sixth Issuer Cash Manager...................................9
11.  Sixth Issuer Cash Management Services Non-Exclusive.....................10
12.  Termination.............................................................10
13.  Further Assurance.......................................................13
14.  Miscellaneous...........................................................13
15.  Confidentiality.........................................................14
16.  Notices.................................................................15
17.  Variation and Waiver....................................................15
18.  No Partnership..........................................................16
19.  Assignment..............................................................16
20.  Exclusion of Third Party Rights.........................................16
21.  Counterparts............................................................16
22.  Governing Law...........................................................16


SCHEDULES

1.   The Cash Management Services............................................17
2.   Cash Management and Maintenance of Ledgers..............................19
3.   Form of Issuer Quarterly Report.........................................29

SIGNATORIES..................................................................33

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THIS SIXTH ISSUER CASH MANAGEMENT AGREEMENT is made on ___ October, 2002

BETWEEN:

(1) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN in its capacity as cash manager (the "SIXTH ISSUER CASH MANAGER", which expression shall include such other person as may from time to time be appointed as cash manager pursuant to this Agreement);

(2) HOLMES FINANCING (NO. 6) PLC (registered number 4359738) a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (the "SIXTH ISSUER"); and

(3) THE BANK OF NEW YORK whose principal office is at One Canada Square, London E14 5AL in its capacity as trustee (the "SIXTH ISSUER SECURITY TRUSTEE" which expression shall include such company and all other persons or companies for the time being acting as the trustee or trustees under the Sixth Issuer Deed of Charge and the Sixth Issuer Trust Deed).

WHEREAS:

(A) On the Sixth Issuer Closing Date the Sixth Issuer will issue the Sixth Issuer Notes. From the proceeds of the issue of the Sixth Issuer Notes, the Sixth Issuer shall make the Sixth Issuer Term Advances to Funding.

(B) The Sixth Issuer Cash Manager is willing to provide cash management services to the Sixth Issuer and the Sixth Issuer Security Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 The Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy and Slaughter and May on ___ October, 2002 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Amended and Restated Master Definitions and Construction Schedule and CLAUSE 2 of the Sixth Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule, the Sixth Issuer Master Definitions and Construction Schedule shall prevail.

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                                       2

2.    APPOINTMENT OF SIXTH ISSUER CASH MANAGER

2.1   APPOINTMENT

      Until termination pursuant to CLAUSE 12, the Sixth Issuer and the Sixth Issuer Security Trustee (according to their respective estates and interests) each hereby appoints the Sixth Issuer Cash Manager as its lawful agent to provide the Sixth Issuer Cash Management Services set out in this Agreement, including in relation to the Sixth Issuer Notes to be issued by the Sixth Issuer. The Sixth Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2   DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

      For the avoidance of doubt and in connection with the powers conferred under CLAUSE 2.1, save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the Sixth Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

2.3   APPOINTMENT CONDITIONAL UPON ISSUANCE OF SIXTH ISSUER NOTES

      The appointment pursuant to CLAUSE 2.1 is conditional upon the issue of the Sixth Issuer Notes and shall take effect upon and from the Sixth Issuer Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the Sixth Issuer Notes has not occurred by ___ October, 2002, or such later date as the Sixth Issuer and the Lead Manager may agree, this Agreement shall cease to be of further effect.

3.    THE SIXTH ISSUER CASH MANAGEMENT SERVICES

3.1   GENERAL

      The Sixth Issuer Cash Manager shall provide the services set out in this Agreement (including, without limitation, the SCHEDULES) (the "SIXTH ISSUER CASH MANAGEMENT SERVICES").

3.2   APPROVALS AND AUTHORISATIONS

      The Sixth Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Sixth Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Sixth Issuer all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Sixth Issuer and shall, so far as it reasonably can do so, perform the Sixth Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3   COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

      The Sixth Issuer Cash Management Services shall include procuring (so far as the Sixth Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Sixth Issuer with all applicable legal requirements and with the terms of the Sixth Issuer Transaction Documents, PROVIDED ALWAYS THAT the Sixth Issuer Cash Manager shall

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      not lend or provide any sum to the Sixth Issuer and that the Sixth Issuer
      Cash Manager shall have no liability whatsoever to the Sixth Issuer, the Sixth Issuer Security Trustee or any other person for any failure by the Sixth Issuer to make any payment due by any of them under any of the Sixth Issuer Transaction Documents (other than to the extent arising from any failure by the Sixth Issuer Cash Manager to perform any of its obligations under any of the Transaction Documents).

3.4   LIABILITY OF SIXTH ISSUER CASH MANAGER

(a) The Sixth Issuer Cash Manager shall indemnify each of the Sixth Issuer and the Sixth Issuer Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, bad faith or wilful default of the Sixth Issuer Cash Manager in carrying out its functions as Sixth Issuer Cash Manager under, or as a result of a breach by the Sixth Issuer Cash Manager of, the terms and provisions of this Agreement or such other Transaction Documents to which the Sixth Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

(b) For the avoidance of doubt, the Sixth Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Sixth Issuer or the Sixth Issuer Security Trustee and/or any other person as a result of the proper performance of the Sixth Issuer Cash Management Services by the Sixth Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, bad faith or wilful default of the Sixth Issuer Cash Manager under, or as a result of a breach by the Sixth Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Transaction Documents to which the Sixth Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.    PAYMENTS, ACCOUNTS, LEDGERS

4.1   SIXTH ISSUER BANK ACCOUNT

(a) The Sixth Issuer Cash Manager hereby confirms that the Sixth Issuer Transaction Accounts have been established on or before the date hereof and that mandates in the agreed form will apply thereto at the Sixth Issuer Closing Date. The Sixth Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Sixth Issuer Cash Manager) that at the Sixth Issuer Closing Date the Sixth Issuer Transaction Accounts will be operative and that the Sixth Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Sixth Issuer Transaction Accounts other than as created under or permitted pursuant to the Sixth Issuer Deed of Charge.

(b) The Sixth Issuer Cash Manager shall procure that the following amounts are paid into the Sixth Issuer Transaction Accounts:

      (i)   all amounts of interest paid on the Sixth Issuer Term Advances;

      (ii)  all repayments of principal on the Sixth Issuer Term Advances;

      (iii) all amounts received by the Sixth Issuer pursuant to the Dollar Currency Swap Agreements, the Euro Currency Swap Agreements, and the Swiss Franc Currency Swap Agreement;

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                                       4

      (iv)  all Liquidity Drawings; and

      (v) any other amounts whatsoever received by or on behalf of the Sixth Issuer after the Sixth Issuer Closing Date,

      and the Sixth Issuer Cash Manager shall procure that all interest earned on the Sixth Issuer Transaction Accounts and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of the Sixth Issuer Bank Accounts are credited to such account. All amounts received by the Sixth Issuer denominated (i) in Sterling shall be paid into the Sixth Issuer Sterling Transaction Account; (ii) in Dollars shall be paid into the Sixth Issuer Dollar Account; (iii) in Euro shall be paid into the Sixth Issuer Euro Account; and (iv) in Swiss Francs shall be paid into the Fifth Issuer Swiss Franc Account.

(c) Each of the payments into the Sixth Issuer Transaction Accounts referred to in CLAUSE 4.1(B) shall be made forthwith upon receipt by the Sixth Issuer or the Sixth Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Sixth Issuer Cash Manager may, and shall, withdraw Cash from the Sixth Issuer Transaction Accounts, if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Sixth Issuer Cash Manager shall promptly notify each of the Sixth Issuer and the Sixth Issuer Security Trustee of any additional account which supplements or replaces any account specifically referred to in the definition of the "Sixth Issuer Transaction Accounts" in the Sixth Issuer Master Definitions and Construction Schedule.

(f) Each of the Sixth Issuer Cash Manager and the Sixth Issuer undertakes that, so far as it is able to procure the same, the Sixth Issuer Transaction Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Sixth Issuer Bank Account Agreement, be changed without prior written consent of the Sixth Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Sixth Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates, without the prior written consent of the Sixth Issuer Security Trustee, in accordance with the terms of the Sixth Issuer Bank Account Agreement.

4.2   WITHDRAWALS

(a) The Sixth Issuer Cash Manager may make withdrawals on behalf of the Sixth Issuer from the Sixth Issuer Transaction Accounts, but only until receipt of a copy of a Sixth Issuer Note Enforcement Notice served by the Sixth Issuer Security Trustee on the Sixth Issuer, as permitted by this Agreement but shall not in carrying out its functions as Sixth Issuer Cash Manager under this Agreement otherwise make withdrawals from the Sixth Issuer Transaction Accounts.

(b) Upon receipt of such a Sixth Issuer Note Enforcement Notice, no amount shall be withdrawn from the Sixth Issuer Transaction Accounts by the Sixth Issuer Cash Manager without the prior written consent of the Sixth Issuer Security Trustee.

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4.3   CASH MANAGEMENT

      In administering the Sixth Issuer Transaction Accounts on behalf of the Sixth Issuer and the Sixth Issuer Security Trustee, the Sixth Issuer Cash Manager shall comply with the provisions of SCHEDULE 2 prior to receipt by the Sixth Issuer Cash Manager of a copy of any Sixth Issuer Note Enforcement Notice served on the Sixth Issuer. Following service of a Sixth Issuer Note Enforcement Notice, the Sixth Issuer Security Trustee or any Receiver appointed by the Sixth Issuer Security Trustee will administer the Sixth Issuer Transaction Accounts in accordance with the terms of the Sixth Issuer Deed of Charge.

5. PAYMENTS UNDER SIXTH ISSUER CURRENCY SWAPS AND TERMINATION OF SIXTH ISSUER CURRENCY SWAPS

5.1 Subject to the order of priorities of payment set out in this Sixth Issuer Cash Management Agreement or, as the case may be, the Sixth Issuer Deed of Charge, on each Interest Payment Date, the Sixth Issuer, or the Sixth Issuer Cash Manager on its behalf, will pay amounts received in respect of the Sixth Issuer Series 1 Term Advances (after making payments ranking higher in the order or priority of payments) to the relevant Dollar Currency Swap Providers. Amounts received from the relevant Dollar Currency Swap Providers will be applied to pay amounts due to the holders of the relevant classes of Series 1 Sixth Issuer Notes in accordance with the Sixth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments.

5.2 Subject to the order or priorities of payment set out in this Sixth Issuer Cash Management Agreement or, as the case may be, the Sixth Issuer Deed of Charge, on each Interest Payment Date, the Sixth Issuer, or the Sixth Issuer Cash Manager on its behalf, will pay amounts received in respect of the Sixth Issuer Series 2 Term AAA Advance, the Sixth Issuer Series 2 Term AA Advance and the Sixth Issuer Series 2 Term BBB Advance (after making payments ranking higher in the order or priority of payments) to the relevant Dollar Currency Swap Providers. Amounts received from the relevant Dollar Currency Swap Providers will be applied to pay amounts due to the holders of the relevant classes of Series 2 Class A Sixth Issuer Notes, the Series 2 Class B Sixth Issuer Notes and the Series 2 Class C Sixth Issuer Notes in accordance with the Sixth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments.

5.3 Subject to the order of priorities of payment set out in this Sixth Issuer Cash Management Agreement or, as the case may be, the Sixth Issuer Deed of Charge, on each Interest Payment Date, the Sixth Issuer, or the Sixth Issuer Cash Manager on its behalf, will pay amounts received in respect of the Sixth Issuer Series 3 Term AAA Advance, the Sixth Issuer Series 3 Term AA Advance and the Sixth Issuer Series 3 Term BBB Advance (after making payments ranking higher in the order or priority of payments) to the Euro Currency Swap Provider. Amounts received from the Euro Currency Swap Provider will be respectively applied to pay amounts due to the holders of the Series 3 Class A Sixth Issuer Notes, the Series 3 Class B Sixth Issuer Notes and the Series 3 Class C Sixth Issuer Notes in accordance with the Sixth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments.

5.4 Subject to the order of priorities of payment set out in this Sixth Issuer Cash Management Agreement or, as the case may be, the Sixth Issuer Deed of Charge, on each Interest Payment Date, the Sixth Issuer, or the Sixth Issuer Cash Manager on its behalf, will pay amounts received in respect of the Sixth Issuer Series 4A1 Term AAA Advance, the Sixth Issuer Series 4 Term AA Advance and the Sixth Issuer Series 4 Term BBB Advance (after making

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      payments ranking higher in the order or priority of payments) to the Euro
      Currency Swap Provider and will pay amounts received in respect of the Series 4A2 Term AAA Advance to the Swiss Franc Currency Swap Provider. Amounts received from the Euro Currency Swap Provider will be respectively applied to pay amounts due to the holders of the Series 4 Class A1 Sixth Issuer Notes, the Series 4 Class B Sixth Issuer Notes and the Series 4 Class C Sixth Issuer Notes and amounts received from the Swiss Franc Currency Swap Provider will be applied to pay amounts due to the holders of the Series 4 Class A2 Sixth Issuer Notes in accordance with the Sixth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments.

5.5 Subject to the order of priorities of payment set out in this Sixth Issuer Cash Management Agreement or, as the case may be, the Sixth Issuer Deed of Charge, on each Interest Payment Date, the Sixth Issuer, or the Sixth Issuer Cash Manager on its behalf, will pay amounts received in respect of the Sixth Issuer Series 5 Term AAA Advance, the Sixth Issuer Series 5 Term AA Advance and the Sixth Issuer Series 5 Term BBB Advance (after making payments ranking higher in the order or priority of payments) to the holders of the Series 5 Class A Sixth Issuer Notes, the Series 5 Class B Sixth Issuer Notes and the Series 5 Class C Sixth Issuer Notes in accordance with the Sixth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments.

5.6 If on or prior to the date of the earlier of (i) repayment in full of the Sixth Issuer Notes or (ii) the service of a Sixth Issuer Note Enforcement Notice, any of the Dollar Currency Swaps, Euro Currency Swaps or Swiss Franc Currency Swap is terminated, the Sixth Issuer Cash Manager (on behalf of the Sixth Issuer and the Sixth Issuer Security Trustee) shall purchase a replacement hedge in respect of the relevant class of Sixth Issuer Notes, against fluctuations in, as appropriate, (a) the relevant currency swap rate between Dollars and Sterling or the possible variance between LIBOR for three-month Sterling deposits and (i) LIBOR for one-month Dollar deposits in relation to the Series 1 Class A Sixth Issuer Notes and/or (ii) LIBOR for three-month Dollar deposits in relation to the Series 1 Class B Sixth Issuer Notes, the Series 1 Class C Sixth Issuer Notes, the Series 2 Class A Sixth Issuer Notes, the Series 2 Class B Sixth Issuer Notes, the Series 2 Class C Sixth Issuer Notes, the Series 4 Class A1 Sixth Issuer Notes, the Series 4 Class B Sixth Issuer Notes and the Series 4 Class C Sixth Issuer Notes or (b) the relevant currency swap rate between Euro and Sterling or the possible variance between LIBOR for three-month Sterling deposits and EURIBOR for three-month Euro deposits in relation to the Series 3 Class A Sixth Issuer Notes, the Series 3 Class B Sixth Issuer Notes and the Series 3 Class C Issuer Notes or (c) the relevant currency swap rate between Swiss Franc and Sterling or the possible variance between LIBOR for three-month Sterling deposits and a fixed rate of interest in relation to the Series 4 Class A2 Sixth Issuer Notes up to and including the Interest Payment Date in October 2007 and, thereafter, LIBOR for three-month Swiss Franc deposits and, in each case, on terms acceptable to the Rating Agencies and the Sixth Issuer and the Sixth Issuer Security Trustee and with a swap provider whom the Rating Agencies have previously confirmed in writing to the Sixth Issuer and the Sixth Issuer Security Trustee will not cause the then current ratings of the Sixth Issuer Notes to be downgraded. The Sixth Issuer may apply any early termination payment received from the relevant Dollar Currency Swap Provider, Euro Currency Swap Provider or Swiss Franc Currency Swap Provider, for such purpose.

5.7 If the Sixth Issuer receives a Refund Payment (as defined in "Sixth Issuer Revenue Receipts") then the Sixth Issuer, or the Sixth Issuer Cash Manager on its behalf, will pay over an amount equal to such Refund Payment to the relevant Sixth Issuer Swap Provider upon receipt.

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6.    NO LIABILITY

      Save as otherwise provided in this Agreement, the Sixth Issuer Cash Manager shall have no liability for the obligations of either the Sixth Issuer Security Trustee or the Sixth Issuer under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Sixth Issuer Cash Manager of either Funding, the Sixth Issuer Security Trustee or the Sixth Issuer in respect of any of them.

7.    COSTS AND EXPENSES

      Subject to and in accordance with the Sixth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments the Sixth Issuer will on each Interest Payment Date reimburse the Sixth Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Sixth Issuer Cash Manager in the performance of the Sixth Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Sixth Issuer Cash Manager on any previous Interest Payment Date and the Sixth Issuer Cash Manager shall supply the Sixth Issuer with an appropriate VAT invoice issued by the Sixth Issuer Cash Manager or, if the Sixth Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

8.    INFORMATION

8.1   USE OF I.T. SYSTEMS

(a) The Sixth Issuer Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Sixth Issuer Cash Manager in providing the Sixth Issuer Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) to use such software.

(b) The Sixth Issuer Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

      (i)   ensure that the licences and/or consents referred to in PARAGRAPH
            (A) are maintained in full force and effect; and

      (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Sixth Issuer elects as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

(c) The Sixth Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Sixth Issuer Cash Manager in providing the Sixth Issuer Cash Management Services.

(d) The Sixth Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Sixth Issuer elects as a substitute cash manager in accordance

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                                       8

      with the terms of this Agreement the benefit of any warranties relating to the above software insofar as the same are capable of assignment.

8.2   BANK ACCOUNT STATEMENTS

      The Sixth Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Sixth Issuer Bank Accounts and that it furnishes a copy of such statements to the Sixth Issuer and the Sixth Issuer Security Trustee.

8.3   ACCESS TO BOOKS AND RECORDS

      Subject to all applicable laws, the Sixth Issuer Cash Manager shall permit the Auditors of the Sixth Issuer and any other person nominated by the Sixth Issuer Security Trustee, (to whom the Sixth Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Sixth Issuer Cash Management Services provided by the Sixth Issuer Cash Manager and related matters in accordance with this Agreement.

8.4   STATUTORY OBLIGATIONS

      The Sixth Issuer Cash Manager will use its reasonable endeavours, on behalf of the Sixth Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Sixth Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Sixth Issuer, the Sixth Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Sixth Issuer Security Trustee, the Sixth Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Sixth Issuer.

8.5   INFORMATION COVENANTS

(a) The Sixth Issuer Cash Manager shall provide the Sixth Issuer, the Sixth Issuer Security Trustee, the Seller and the Rating Agencies quarterly with a report in, or substantially in, the form set out in SCHEDULE 3 in respect of the Sixth Issuer. Such quarterly report shall be delivered to the Sixth Issuer, the Sixth Issuer Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which each Interest Payment Date occurs.

(b) The Sixth Issuer Cash Manager shall provide, or procure the provision of, to the Sixth Issuer, the Sixth Issuer Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in CLAUSE 8.4 as soon as reasonably practicable after the preparation thereof.

(c) The Sixth Issuer Cash Manager shall notify the Rating Agencies in writing of the details of (i) any material amendment to the Sixth Issuer Transaction Documents to which the Sixth Issuer is a party; (ii) the occurrence of a Sixth Issuer Note Event of Default; and (iii) any other information relating to the Sixth Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Sixth Issuer Cash Manager's day-to-day provision of the Sixth Issuer Cash Management Services under the other terms of this Agreement.

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(d)   The Sixth Issuer Cash Manager shall, at the request of the Sixth Issuer
      Security Trustee, furnish the Sixth Issuer Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Sixth Issuer Security Trustee to request in connection with this Agreement, PROVIDED THAT the Sixth Issuer Security Trustee shall not make such a request more than once every three months unless, in the belief of the Sixth Issuer Security Trustee, a Sixth Issuer Intercompany Loan Event of Default, Sixth Issuer Note Event of Default or Sixth Issuer Cash Manager Termination Event (as defined in CLAUSE 12.1) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Sixth Issuer Cash Manager's day-to-day provision of the Sixth Issuer Cash Management Services under the other terms of this Agreement.

9.    REMUNERATION

9.1   FEE PAYABLE

      The Sixth Issuer shall pay to the Sixth Issuer Cash Manager for its services hereunder a cash management fee which shall be agreed in writing between the Sixth Issuer, the Sixth Issuer Security Trustee and the Sixth Issuer Cash Manager from time to time.

9.2   PAYMENT OF FEE

      The cash management fee referred to in CLAUSE 9.1 shall be paid to the Sixth Issuer Cash Manager in arrear on each Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Sixth Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments.

10.   COVENANTS OF SIXTH ISSUER CASH MANAGER

10.1  COVENANTS

      The Sixth Issuer Cash Manager hereby covenants with and undertakes to each of the Sixth Issuer and the Sixth Issuer Security Trustee that without prejudice to any of its specific obligations hereunder:

      (a) it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

      (b) it will comply with any proper directions, orders and instructions which the Sixth Issuer or the Sixth Issuer Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Sixth Issuer Security Trustee shall prevail;

      (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Sixth Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Sixth Issuer Cash Management Services;

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                                       10

      (d) save as otherwise agreed with the Sixth Issuer and the Sixth Issuer Security Trustee, it will provide free of charge to the Sixth Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Sixth Issuer under this Agreement;

      (e) it will not knowingly fail to comply with any legal requirements in the performance of the Sixth Issuer Cash Management Services;

      (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

      (g) it will not without the prior written consent of the Sixth Issuer Security Trustee amend or terminate any of the Sixth Issuer Transaction Documents save in accordance with their terms.

10.2  DURATION OF COVENANTS

      The covenants of the Sixth Issuer Cash Manager in CLAUSE 10.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Sixth Issuer and/or the Sixth Issuer Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

11.   SIXTH ISSUER CASH MANAGEMENT SERVICES NON-EXCLUSIVE

      Nothing in this Agreement shall prevent the Sixth Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Sixth Issuer or the Sixth Issuer Security Trustee.

12.   TERMINATION

12.1  SIXTH ISSUER CASH MANAGER TERMINATION EVENTS

      If any of the following events ("SIXTH ISSUER CASH MANAGER TERMINATION EVENTS") shall occur:

      (a) default is made by the Sixth Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Sixth Issuer Cash Manager becoming aware of such default and receipt by the Sixth Issuer Cash Manager of written notice from the Sixth Issuer or the Sixth Issuer Security Trustee, as the case may be, requiring the same to be remedied; or

      (b) default is made by the Sixth Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Sixth Issuer Security Trustee is materially prejudicial to the interests of the Sixth Issuer Secured Creditors and such default continues unremedied for a period of twenty days after the earlier of the Sixth Issuer Cash Manager becoming aware of such default and receipt by the Sixth Issuer Cash Manager of written notice from the Sixth Issuer Security Trustee requiring the same to be remedied; or

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                                       11

      (c) while the Sixth Issuer Cash Manager is the Seller, an Insolvency Event occurs,

      then the Sixth Issuer Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Sixth Issuer Cash Manager terminate its appointment as Sixth Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

12.2  RESIGNATION OF SIXTH ISSUER CASH MANAGER

      The appointment of the Sixth Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' notice of termination given by the Sixth Issuer Cash Manager to the Sixth Issuer and the Sixth Issuer Security Trustee PROVIDED THAT:

      (a) the Sixth Issuer and the Sixth Issuer Security Trustee consent in writing to such termination;

      (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

      (c) such substitute cash manager has cash management experience and is approved by the Sixth Issuer and the Sixth Issuer Security Trustee;

      (d) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Sixth Issuer and the Sixth Issuer Security Trustee and the Sixth Issuer Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Sixth Issuer under such agreement are charged in favour of the Sixth Issuer Security Trustee on terms satisfactory to the Sixth Issuer Security Trustee; and

      (e) the then current ratings (if any) of the Sixth Issuer Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution (as defined in the Sixth Issuer Trust
            Deed) of the holders of the Class A Sixth Issuer Notes, the Class B Sixth Issuer Notes and the Class C Sixth Issuer Notes.

12.3  EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Sixth Issuer Cash Manager under this Agreement pursuant to this CLAUSE 12, all authority and power of the Sixth Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Sixth Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Sixth Issuer or the Sixth Issuer Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Sixth Issuer Cash Manager under this Agreement pursuant to this CLAUSE 12, the Sixth Issuer Cash Manager shall:

      (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Sixth Issuer or the Sixth Issuer Security Trustee, as the case may be) to the Sixth Issuer or the Sixth Issuer Security Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Sixth Issuer or the Sixth Issuer Security Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Sixth Issuer Cash Manager on behalf of the Sixth Issuer, the Sixth Issuer Security Trustee and any other assets of the Sixth Issuer and the Sixth Issuer Security Trustee;

      (ii) take such further action as the Sixth Issuer or the Sixth Issuer Security Trustee, as the case may be, may reasonably direct at the expense of the Sixth Issuer or the Sixth Issuer Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager) provided that the Sixth Issuer Security Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction;

      (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

      (iv) co-operate and consult with and assist the Sixth Issuer or the Sixth Issuer Security Trustee or its nominee, as the case may be, (which shall, for the avoidance of doubt, include any Receiver appointed by
            it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Sixth Issuer or the Sixth Issuer Security Trustee or such nominee, as the case may be.

12.4  NOTICE OF EVENT OF DEFAULT

      The Sixth Issuer Cash Manager shall deliver to the Sixth Issuer and the Sixth Issuer Security Trustee as soon as reasonably practicable but in any event within three Business Days of becoming aware thereof a notice of any Sixth Issuer Cash Manager Termination Event or any Sixth Issuer Note Event of Default or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Sixth Issuer Cash Manager Termination Event or Sixth Issuer Note Event of Default would constitute the same.

12.5  GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of this Agreement or the appointment of the Sixth Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Sixth Issuer and the Sixth Issuer Security Trustee to the Sixth Issuer Cash Manager or vice versa incurred before the date of such termination. The Sixth Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Sixth Issuer or the Sixth Issuer Security Trustee.

(b) This Agreement shall terminate at such time as the Sixth Issuer Secured Obligations have been fully discharged.

(c) On termination of the appointment of the Sixth Issuer Cash Manager under the provisions of this CLAUSE 12, the Sixth Issuer Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Sixth Issuer shall pay such monies so receivable by the Sixth Issuer Cash Manager in accordance with the Sixth Issuer Pre-Enforcement Revenue

      Priority of Payments or, as the case may be, the Sixth Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such termination shall not affect the Sixth Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Sixth Issuer other than under this Agreement.

(d) Any provision of this Agreement, which is stated to continue after termination of the Agreement, shall remain in full force and effect notwithstanding termination.

13.   FURTHER ASSURANCE

13.1  CO-OPERATION, ETC

      The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

13.2  POWERS OF ATTORNEY

      Without prejudice to the generality of CLAUSE 13.1, the Sixth Issuer and the Sixth Issuer Security Trustee shall upon request by the Sixth Issuer Cash Manager forthwith give to the Sixth Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Sixth Issuer Cash Manager to perform the Sixth Issuer Cash Management Services.

13.3  CHANGE OF SIXTH ISSUER SECURITY TRUSTEE

      In the event that there is any change in the identity of the Sixth Issuer Security Trustee or an additional Sixth Issuer Security Trustee is appointed in accordance with the Sixth Issuer Deed of Charge the Sixth Issuer Cash Manager shall execute such documents with any other parties to this Agreement and take such actions as such new Sixth Issuer Security Trustee may reasonably require for the purposes of vesting in such new Sixth Issuer Security Trustee the rights of the Sixth Issuer Security Trustee under this Agreement and under the Sixth Issuer Deed of Charge and releasing the retiring Sixth Issuer Security Trustee from further obligations thereunder and while any of the Sixth Issuer Notes remains outstanding shall give notice thereof to the Rating Agencies.

13.4  NO OBLIGATION ON SIXTH ISSUER SECURITY TRUSTEE

      Nothing herein contained shall impose any obligation or liability on the Sixth Issuer Security Trustee to assume or perform any of the obligations of the Sixth Issuer or the Sixth Issuer Cash Manager hereunder or render it liable for any breach thereof.

14.   MISCELLANEOUS

14.1  NO SET-OFF

      The Sixth Issuer Cash Manager agrees that it will not:

(a) set off or purport to set off any amount which either the Sixth Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to the Sixth Issuer Bank Accounts; or

(b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time standing to the credit of the Sixth Issuer Bank Accounts.

14.2  NO PETITION

      The Sixth Issuer Cash Manager agrees that for so long as any Sixth Issuer Notes are outstanding it will not petition or commence proceedings for the administration or winding up of the Sixth Issuer or participate in any ex parte proceedings with regard thereto.

14.3  NO RECOURSE

(a) In relation to all sums due and payable by the Sixth Issuer to the Sixth Issuer Cash Manager, the Sixth Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Sixth Issuer pursuant to the provisions of the Sixth Issuer Transaction Documents.

(b) For the avoidance of doubt, the Sixth Issuer Security Trustee shall not be liable to pay any amounts due under CLAUSES 7 and 9, but without prejudice to the obligations of the Sixth Issuer, or any Receiver appointed pursuant to the Sixth Issuer Deed of Charge in respect of such amounts.

(c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Sixth Issuer Security Trustee under or in connection with this Agreement (other than its obligations under CLAUSE
      15) shall automatically terminate upon the discharge in full of all Sixth Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.   CONFIDENTIALITY

      During the continuance of this Agreement or after its termination, each of the Sixth Issuer, the Sixth Issuer Cash Manager and the Sixth Issuer Security Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this CLAUSE 15 shall not apply:

      (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

      (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Sixth Issuer Note Event of Default, or a Sixth Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Sixth Issuer Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Sixth Issuer or any New Issuer) to any credit rating agency or any prospective new cash manager or Sixth Issuer Security Trustee.

16.   NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Sixth Issuer Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (facsimile number (44) 20 [_]) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House ([_]), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 [_]) for the attention of the Securitisation Team, Risk Operations;

      (b) in the case of the Sixth Issuer, to Holmes Financing (No. 6) PLC at Abbey National House, 2 Triton Square, Regents Place, London, NW1 3AN (facsimile number (44) 20 [_]) for the attention of the Company Secretary with a copy to Abbey National plc c/o Abbey House ([_]), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 [_]) for the attention of Securitisation Team, Risk Operations; and

      (c) in the case of the Sixth Issuer Security Trustee, to The Bank of New York, One Canada Square, London E14 5AL (facsimile number ____) for the attention of ____,

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 16.

17.   VARIATION AND WAIVER

      No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise

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                                       16

      of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.   NO PARTNERSHIP

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

19.   ASSIGNMENT

19.1  ASSIGNMENT BY THE SIXTH ISSUER

      The Sixth Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Sixth Issuer Security Trustee and the Sixth Issuer Cash Manager, except that the Sixth Issuer may assign its respective rights hereunder without such consent pursuant to the Sixth Issuer Deed of Charge.

19.2  NO ASSIGNMENT BY SIXTH ISSUER CASH MANAGER

      The Sixth Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Sixth Issuer and the Sixth Issuer Security Trustee, such consent not to be unreasonably withheld or delayed.

20.   EXCLUSION OF THIRD PARTY RIGHTS

      The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

21.   COUNTERPARTS

      The Agreement may be executed manually or by facsimile, in one or more counterparts.

22.   GOVERNING LAW

      This Agreement is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                   SCHEDULE 1

                          THE CASH MANAGEMENT SERVICES

The Sixth Issuer Cash Manager shall:

(a) operate the Sixth Issuer Bank Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Sixth Issuer Deed of Charge, the Sixth Issuer Liquidity Facility Agreement, the Sixth Issuer Bank Account Agreement and any other relevant Sixth Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Sixth Issuer Cash Manager to make funds available to the Sixth Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b)   keep records for all taxation purposes (including, without limitation
      VAT);

(c) subject to any applicable law assist the Auditors of the Sixth Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

(d) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Sixth Issuer or required to be given by the Sixth Issuer pursuant to the Sixth Issuer Transaction Documents;

(e) arrange for all payments due to be made by the Sixth Issuer under any of the Sixth Issuer Transaction Documents, PROVIDED THAT such monies are at the relevant time available to the Sixth Issuer and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Sixth Issuer Cash Manager of all or any of the obligations of the Sixth Issuer under any of the Sixth Issuer Transaction Documents;

(f) without prejudice to the role of and in conjunction with the Sixth Issuer Corporate Services Provider under the Sixth Issuer Corporate Services Agreement, keep general books of account and records of the Sixth Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(g) without prejudice to the role of and in conjunction with the Sixth Issuer Corporate Services Provider under the Sixth Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Sixth Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(h) itself on behalf of the Sixth Issuer, PROVIDED THAT such monies are at the relevant time available to the Sixth Issuer, pay all the out-of-pocket expenses of the Sixth Issuer, incurred by the Sixth Issuer Cash Manager on behalf of the Sixth Issuer in the performance of the Sixth Issuer Cash Manager's duties hereunder including without limitation:

      (i)   all Taxes which may be due or payable by the Sixth Issuer;

      (ii) all necessary filing and other fees in compliance with regulatory requirements;

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                                       18

      (iii) all legal and audit fees and other professional advisory fees; and

      (iv) all communication expenses including postage, courier and telephone charges;

(i) with the prior written consent of the Sixth Issuer Security Trustee, the Sixth Issuer Cash Manager may invest monies standing from time to time to the credit of the Sixth Issuer Bank Accounts in Authorised Investments, subject to the following provisions:

      (i) any such Authorised Investment shall be made in the joint names of the Sixth Issuer and the Sixth Issuer Security Trustee;

      (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Sixth Issuer Cash Manager and the Sixth Issuer Security Trustee by the Sixth Issuer; and

      (iii) all income or proceeds following the disposal or maturity of Authorised Investments shall be credited to the Sixth Issuer Bank Account from which monies were withdrawn to make the relevant Authorised Investment.

      The Sixth Issuer Security Trustee and the Sixth Issuer Cash Manager shall not be responsible (save where any loss results from the Sixth Issuer Security Trustee's or the Sixth Issuer Cash Manager's own fraud, wilful default or negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(j)   (i)   if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate;

      (ii) if necessary, perform all interest rate conversions (whether it be a conversion from a floating rate of interest to a fixed rate of interest, or vice versa) free of charge, cost or expense at the relevant interest swap rate; and

      (iii) For the purposes of any calculations referred to in SUB-PARAGRAPHS
            (I) and (II) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654)) and (ii) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(k) make all returns and filings required to be made by the Sixth Issuer and provide or procure the provision of company secretarial and administration services to the Sixth Issuer; and

(l) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority of the Financial Services Authority and the Swiss Exchange.

                                   SCHEDULE 2

                   CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.    DETERMINATION

(a) On each Sixth Issuer Note Determination Date, the Sixth Issuer Cash Manager shall determine each of the following in accordance with this PARAGRAPH 1:

      (i) the amount of any Sixth Issuer Principal Receipts and Sixth Issuer Revenue Receipts available as at the following Interest Payment Date;

      (ii) the amount of any Sixth Issuer Liquidity Shortfall on the following Interest Payment Date; and

      (iii) the Principal Amount Outstanding of the Sixth Issuer Notes, the Pool Factor, and the Note Principal Payment of the Sixth Issuer Notes in accordance with the Conditions.

(b) The Sixth Issuer Cash Manager may make all the determinations referred to in PARAGRAPH 1(A) on the basis of any reasonable and proper assumptions as the Sixth Issuer Cash Manager considers appropriate (including without limitation as to the amount of any payments to be made under PARAGRAPH 3 below during the period from and including the Sixth Issuer Note Determination Date to but excluding the next Interest Payment Date).

      The Sixth Issuer Cash Manager shall notify the Sixth Issuer and the Sixth Issuer Security Trustee on request of any such other assumptions and shall take account of any representations made by the Sixth Issuer and the Sixth Issuer Security Trustee (as the case may be) in relation thereto.

(c) Each determination made in accordance with this PARAGRAPH 1 shall (in the absence of bad faith, wilful default, negligence and manifest error) be final and binding on all persons.

2.    NOTIFICATION OF DETERMINATIONS

(a) The Sixth Issuer Cash Manager will cause each determination of Sixth Issuer Available Funds and any Sixth Issuer Liquidity Shortfall to be notified forthwith to the Sixth Issuer.

(b) The Sixth Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to CONDITION 5(C) of the Conditions are made.

3.    PRIORITY OF PAYMENTS FOR SIXTH ISSUER REVENUE RECEIPTS

      Sixth Issuer Revenue Receipts will be applied, as applicable:

      (i)   on each Interest Payment Date; or

      (ii) on each day when due in respect of amounts due to third parties pursuant to PARAGRAPH (B) below or amounts due to the Sixth Issuer Account Banks under the Sixth Issuer Bank Account Agreement pursuant to PARAGRAPH (D) below, in each case until enforcement of the Sixth Issuer Security pursuant to the Sixth Issuer Deed of Charge or until such time as there are no Sixth Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) (the "SIXTH ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS"):

      (a) firstly, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

            (i) any remuneration then due and payable to the Sixth Issuer Security Trustee and any amounts then due and payable or to become due and payable during the immediately following Interest Period to the Sixth Issuer Security Trustee under the Sixth Issuer Deed of Charge together with interest and any amount in respect of VAT as provided therein;

            (ii) any remuneration then due and payable to the Note Trustee and any amounts then due and payable or to become due and payable during the immediately following Interest Period to the Note Trustee under the provisions of the Sixth Issuer Trust Deed, together with interest and any amount in respect of VAT as provided therein; and

            (iii) any remuneration then due and payable to the Agent Bank the
                  Paying Agents, the Swiss Paying Agents, the Registrar and the Transfer Agent and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to them under the provisions of the Sixth Issuer Paying Agent and Agent Bank Agreement and the Issuer Swiss Paying Agent and Agent Bank Agreement (as applicable) together with any amount in respect of VAT as provided therein;

      (b) secondly, to pay any amounts due and payable by the Sixth Issuer to third party creditors and incurred without breach by the Sixth Issuer of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by the Sixth Issuer during the immediately following Interest Period and to pay or discharge any liability of the Sixth Issuer for corporation tax on any chargeable income, profit or gain of the Sixth Issuer;

      (c) thirdly, to pay all amounts of principal, interest and commitment fees and any Additional Percentage due and payable to the Sixth Issuer Liquidity Facility Provider under the Sixth Issuer Liquidity Facility Agreement other than (i) any principal repayments due to the Sixth Issuer Liquidity Facility Provider as a result of a Sixth Issuer Liquidity Facility Drawing made for the purposes of paying principal amounts due on the Series 1 Class A Sixth Issuer Notes and/or the Series 2 Class A Sixth Issuer Notes and/or the Series 3 Class A Sixth Issuer Notes and/or the Series 4 Class A Sixth Issuer Notes and (ii) any Sixth Issuer Liquidity Subordinated Amounts;

      (d) fourthly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) any remuneration then due and payable to the Sixth Issuer Cash Manager and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Sixth Issuer Cash Manager under the provisions of the Sixth Issuer Cash Management Agreement, together with VAT thereon as provided therein;

            (ii) any remuneration then due and payable to the Sixth Issuer Corporate Services Provider and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Sixth Issuer Corporate Services Provider under the Sixth Issuer Corporate Services Agreement together with interest and any amount in respect of VAT as provided therein; and

            (iii) any remuneration then due and payable to the Sixth Issuer
                  Account Banks and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Sixth Issuer Account Banks under the Sixth Issuer Bank Account Agreement together with interest and any amount in respect of VAT as provided therein;

      (e) fifthly, to pay in no order of priority between them and pro rata according to the respective amounts thereof of:

            (i) those amounts due and payable by the Sixth Issuer to the Series 1 Class A Dollar Currency Swap Providers pursuant to the Series 1 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 1 Class A Dollar Currency Swap Providers), and from the proceeds received from the Series 1 Class A Dollar Currency Swap Providers, interest due and payable on the Series 1 Class A Sixth Issuer Notes;

            (ii) those amounts due and payable by the Sixth Issuer to the Series 2 Class A Dollar Currency Swap Providers pursuant to the Series 2 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 2 Class A Dollar Currency Swap Providers), and from the proceeds received from the Series 2 Class A Dollar Currency Swap Providers, interest due and payable on the Series 2 Class A Sixth Issuer Notes;

            (iii) those amounts due and payable by the Sixth Issuer to the
                  Series 3 Class A Euro Currency Swap Provider pursuant to the Series 3 Class A Euro Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 3 Class A Euro Currency Swap Provider), and from the proceeds received on each Interest Payment Date from the Series 3 Class A Euro Currency Swap Provider, interest due and payable on the Series 3 Class A Sixth Issuer Notes;

            (iv) those amounts due and payable by the Sixth Issuer to the Series 4 Class A1 Dollar Currency Swap Providers pursuant to the Series 4 Class A1 Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 4 Class A1 Dollar Currency Swap Providers), and from the proceeds received from the Series 4 Class A Dollar Currency Swap Providers, interest due and payable by the Sixth Issuer on the Series 4 Class A1 Sixth Issuer Notes;

            (v) those amounts due and payable by the Sixth Issuer to the Series 4 Class A2 Swiss Franc Currency Swap Provider pursuant to the Series 4 Class A2 Swiss Franc Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 4 Class A2 Swiss Franc Currency Swap Provider), and from the proceeds received from the Series 4 Class A2 Swiss Franc Currency Swap Provider, interest due and payable by the Sixth Issuer on the Series 4 Class A2 Sixth Issuer Notes; and

            (vi) interest due and payable by the Sixth Issuer on the Series 5 Class A Sixth Issuer Notes;

      (f) sixthly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) those amounts due and payable by the Sixth Issuer to the Series 1 Class B Dollar Currency Swap Providers pursuant to the Series 1 Class B Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 1 Class B Dollar Currency Swap Providers), and from the proceeds received from the Series 1 Class B Dollar Currency Swap Providers, interest due and payable on the Series 1 Class B Sixth Issuer Notes;

            (ii) those amounts due and payable by the Sixth Issuer to the Series 2 Class B Dollar Currency Swap Providers pursuant to the Series 2 Class B Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 2 Class B Dollar Currency Swap Providers), and from the proceeds received from the Series 2 Class B Dollar Currency Swap Providers, interest due and payable on the Series 2 Class B Sixth Issuer Notes;

            (iii) those amounts due and payable by the Sixth Issuer to the
                  Series 3 Class B Euro Currency Swap Provider pursuant to the Series 3 Class B Euro Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 3 Class B Euro Currency Swap Provider), and from the proceeds received from the Series 3 Class B Euro Currency Swap Provider, interest due and payable on the Series 3 Class B Sixth Issuer Notes;

            (iv) those amounts due and payable by the Sixth Issuer to the Series 4 Class B Dollar Currency Swap Providers pursuant to the Series 4 Class B Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 4 Class B Dollar Currency Swap Providers), and from the proceeds received from the Series 4 Class B Dollar Currency Swap Providers, interest due and payable on the Series 4 Class B Sixth Issuer Notes; and

            (v) interest due and payable by the Sixth Issuer on the Series 5 Class B Sixth Issuer Notes;

      (g) seventhly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) those amounts due and payable by the Sixth Issuer to the Series 1 Class C Dollar Currency Swap Providers pursuant to the Series 1 Class C Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by Series 1 Class C Dollar Currency Swap Providers), and from the proceeds received from the Series 1 Class C Dollar Currency Swap Providers, interest due and payable on the Series 1 Class C Sixth Issuer Notes;

            (ii) those amounts due and payable by the Sixth Issuer to the Series 2 Class C Dollar Currency Swap Providers pursuant to the Series 2 Class C Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 2 Class C Dollar Currency Swap Providers), and from the proceeds received from the Series 2 Class C Dollar Currency Swap Provider, interest due and payable on the Series 2 Class C Sixth Issuer Notes;

            (iii) those amounts due and payable by the Sixth Issuer to the
                  Series 3 Class C Euro Currency Swap Provider pursuant to the Series 3 Class C Euro Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 3 Class C Euro Currency Swap Provider), and from the proceeds received from the Series 3 Class C Euro Currency Swap Provider, interest due and payable on the Series 3 Class C Sixth Issuer Notes;

            (iv) those amounts due and payable by the Sixth Issuer to the Series 4 Class C Dollar Currency Swap Providers pursuant to the Series 4 Class C Dollar Currency Swap Agreement (except for any termination payment due and payable by the Sixth Issuer following a Sixth Issuer Swap Provider Default by the Series 4 Class C Dollar Currency Swap Providers), and from the proceeds received from the Series 4 Class C Dollar Currency Swap Providers, interest due and payable on the Series 4 Class C Sixth Issuer Notes; and

            (v) interest due and payable by the Sixth Issuer on the Series 5 Class C Sixth Issuer Notes;

      (h) eighthly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) any termination payments due and payable by the Sixth Issuer under the Series 1 Class A Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 1 Class A Dollar Currency Swap Providers;

            (ii) any termination payments due and payable by the Sixth Issuer under the Series 2 Class A Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 2 Class A Dollar Currency Swap Providers;

            (iii) any termination payments due and payable by the Sixth Issuer under the Series 3 Class A Euro Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 3 Class A Euro Currency Swap Provider;

            (iv) any termination payments due and payable by the Sixth Issuer under the Series 4 Class A1 Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 4 Class A1 Dollar Currency Swap Providers; and

            (v) any termination payments due and payable by the Sixth Issuer under the Series 4 Class A2 Swiss Franc Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 4 Class A2 Swiss Franc Currency Swap Provider;

      (i) ninthly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) any termination payments due and payable by the Sixth Issuer under the Series 1 Class B Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 1 Class B Dollar Currency Swap Providers;

            (ii) any termination payments due and payable by the Sixth Issuer under the Series 2 Class B Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 2 Class B Dollar Currency Swap Providers;

            (iii) any termination payments due and payable by the Sixth Issuer under the Series 3 Class B Euro Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 3 Class B Euro Currency Swap Provider; and

            (iv) any termination payments due and payable by the Sixth Issuer under the Series 4 Class B Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 4 Class Dollar Currency Swap Providers;

      (j) tenthly, to pay pro rata and pari passu according to the respective amounts thereof of:

            (i) any termination payments due and payable by the Sixth Issuer under the Series 1 Class C Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 1 Class C Dollar Currency Swap Providers;

            (ii) any termination payments due and payable by the Sixth Issuer under the Series 2 Class C Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series Class C Dollar Currency Swap Providers;

            (iii) any termination payments due and payable by the Sixth Issuer under the Series 3 Class C Euro Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 2 Class C Euro Currency Swap Provider; and

            (iv) any termination payments due and payable by the Sixth Issuer under the Series 4 Class C Dollar Currency Swap Agreement, following the occurrence of a Sixth Issuer Swap Provider Default by the Series 4 Class C Dollar Currency Swap Providers;

      (k) eleventhly, in or toward satisfaction of any Sixth Issuer Liquidity Subordinated Amounts;

      (l) twelfthly, to pay the Sixth Issuer an amount equal to 0.01 per cent. of the interest received on the Sixth Issuer Term Advances to be retained by the Sixth Issuer as profit; and

      (m) thirteenthly, to pay to shareholders of the Sixth Issuer any dividend declared by the Sixth Issuer.

4.    PRIORITY OF PAYMENTS FOR SIXTH ISSUER PRINCIPAL RECEIPTS

      Subject to CONDITION 5 of the Sixth Issuer Notes, until enforcement of the Sixth Issuer Security pursuant to the Sixth Issuer Deed of Charge or until such time as there are no Sixth Issuer Notes outstanding, Sixth Issuer Principal Receipts will be applied firstly in and towards satisfaction of any amounts drawn under the Sixth Issuer Liquidity Facility in order to repay principal amounts due on the Series 1 Class A Sixth Issuer Notes and/or the Series 2 Class A Sixth Issuer Notes and/or the Series 3 Class A Sixth Issuer Notes and/or the Series 4 Class A Sixth Issuer Notes in the circumstances permitted by the terms of the Sixth Issuer Liquidity Facility Agreement, and then, subject thereto, to repay the Sixth Issuer Notes as follows:

      (a) the Series 1 Class A Sixth Issuer Notes shall be redeemed on each Interest Payment Date (i) in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 1 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate, and (ii) if there is a shortfall in the principal amount due and payable on the Series 1 Class A Sixth Issuer Notes on the Scheduled Repayment Dates in [July 2003] and [October 2003], from amounts available to be drawn under the Sixth Issuer Liquidity Facility to repay the Series 1 Class A Sixth Issuer Notes after converting the same into Dollars at the relevant Dollar Currency Swap Rate;

      (b) the Series 2 Class A Sixth Issuer Notes shall be redeemed on each Interest Payment Date (i) in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 2 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate, and (ii) if there is a shortfall in the principal amount due and payable on the Series 2 Class A1 Sixth Issuer Notes, on the Scheduled Repayment Date in [April 2005], from amounts available to be drawn under the Sixth Issuer Liquidity Facility to repay the Series 2 Class A Sixth Issuer Notes after converting the same into Dollars at the relevant Dollar Currency Swap Rate;

      (c) the Series 3 Class A Sixth Issuer Notes shall be redeemed on each Interest Payment Date (i) in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 3 Term AAA Advance, converted into Euro at the relevant Euro Currency Swap Rate, and (ii) if there is a shortfall in the principal amount due and payable on the Series 3 Class A Sixth Issuer Notes, on the Scheduled Repayment Date in [April 2007], from amounts available to be drawn under the Sixth Issuer Liquidity Facility to repay the Series 3 Class A Sixth Issuer Notes after converting the same into Euro at the relevant Euro Currency Swap Rate;

      (d) the Series 4 Class A1 Sixth Issuer Notes shall be redeemed on each Interest Payment Date (i) in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 4A1 Term AAA Advance, converted into Dollar at the relevant Dollars Currency Swap Rate and (ii) if there is a shortfall in the principal amount due and payable on the Series 4 Class A1 Sixth Issuer Notes, on the Scheduled Repayment Date in [October 2007], from the amounts to be drawn under the Sixth Issuer Liquidity Facility to repay the Series 4 Class A1 Sixth Issuer Notes after converting the same into Dollars at the relevant Dollars Currency Swap Rate;

      (e) the Series 4 Class A2 Sixth Issuer Notes shall be redeemed on each Interest Payment Date (i) in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 4A2 Term AAA Advance, converted into Swiss Francs at the relevant Swiss Franc Currency Swap Rate and (ii) if there is a shortfall in the principal amount due and payable on the Series 4 Class A2 Sixth Issuer Notes, on the Scheduled Repayment Date in [October 2007], from the amounts to be drawn under the Sixth Issuer Liquidity Facility to repay the Series 4 Class A2 Sixth Issuer Notes after converting the same into Swiss Francs at the relevant Swiss Franc Currency Swap Rate;

      (f) the Series 5 Class A Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 5 Term AAA Advance;

      (g) the Series 1 Class B Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 1 Term AA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (h) the Series 2 Class B Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 2 Term AA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (i) the Series 3 Class B Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 3 Term AA Advance, converted into Euro at the relevant Euro Currency Swap Rate;

      (j) the Series 4 Class B Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 4 Term AA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (k) the Series 5 Class B Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 5 Term AA Advance;

      (l) the Series 1 Class C Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 1 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (m) the Series 2 Class C Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 2 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

      (n) the Series 3 Class C Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 3 Term BBB Advance, converted into Euro at the relevant Euro Currency Swap Rate;

      (o) the Series 4 Class C Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 4 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Swap Rate; and

      (p) the Series 5 Class C Sixth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Sixth Issuer Series 5 Term BBB Advance.

5.    SIXTH ISSUER LIQUIDITY FACILITY AGREEMENT

      Upon satisfaction of the conditions to drawing set out in CLAUSES 2.1 and
      2.2 of the Sixth Issuer Liquidity Facility Agreement and to the extent that a Sixth Issuer Liquidity Shortfall exists, the Sixth Issuer Cash Manager on behalf of the Sixth Issuer shall serve a Sixth Issuer Liquidity Facility Drawdown Notice and take all steps required in order to make on any Interest Payment Date:

      (a) a drawing under the Sixth Issuer Liquidity Facility in an amount sufficient to enable the payments or provisions referred to in PARAGRAPH 3(A) and PARAGRAPHS 3(C) to (G) inclusive of the Sixth Issuer Pre-Enforcement Revenue Priority of Payments to be made in full on that Interest Payment Date; and/or

      (b) to pay principal due on the Series 1 Class A Sixth Issuer Notes and/or the Series 2 Class A Sixth Issuer Notes and/or the Series 3 Class A Sixth Issuer Notes and/or the Series 4 Class A Sixth Issuer Notes provided that:

            (i) following the occurrence of a Non-Asset Trigger Event, the Sixth Issuer Liquidity Facility will be available to repay principal amounts due on the Series 1 Class A Sixth Issuer Notes and/or the Series 2 Class A Sixth Issuer Notes and/or the Series 3 Class A Sixth Issuer Notes and/or the Series 4 Class A Sixth Issuer Notes on their Final Maturity Date only; and

            (ii) following the occurrence of an Asset Trigger Event, the Sixth Issuer Liquidity Facility will not be available to repay principal amounts due on the Series 1 Class A Sixth Issuer Notes or the Series 2 Class A Sixth Issuer Notes or the Series 3 Class A Sixth Issuer Notes or the Series 4 Class A Sixth Issuer Notes.

6.    RECORDS

      In addition, the Sixth Issuer Cash Manager shall ensure that a separate record is kept of any amount drawn under the Sixth Issuer Liquidity Facility pursuant to the Sixth Issuer Liquidity Facility Agreement and any amount received from the Dollar Currency Swap Providers, the Euro Currency Swap Provider and the Swiss Franc Currency Swap Provider and pursuant to, respectively, the Dollar Currency Swap Agreements, the Euro Currency Swap Agreements and the Swiss Franc Currency Swap Agreement.

                                   SCHEDULE 3

                      FORM OF SIXTH ISSUER QUARTERLY REPORT

HOLMES FINANCING (NO. 6) PLC
PROFIT & LOSS ACCOUNT

PERIOD ENDED

                                                             This        Prior
                                                            Quarter     Quarter

                                                            (pound)      (pound)
                                                           ---------------------
Interest Receivable - Inter-Company Loan                        0           0
Interest Receivable - Cash Deposits
                                                           ---------------------

Interest Payable - Notes
Interest Payable
                                                           ---------------------
                                                                0           0

                                                           ---------------------
Net Operating Income                                            0           0

Other Income

Insurance Commission

Operating Expenses

                                                           ---------------------
Profit/loss on ordinary activities before tax                   0           0

Taxation

                                                           ---------------------
Profit/loss on ordinary activities after tax                    0           0

Dividend                                                        0           0

Retained profit brought forward                                 0           0
                                                           ---------------------
Retained profit for the year                                    0           0
                                                           =====================

HOLMES FINANCING (NO. 6) PLC
BALANCE SHEET

PERIOD ENDED

                                                            (pound)      (pound)
                                                           ---------------------
FIXED ASSET INVESTMENTS

Inter Company Lending                                           0

CURRENT ASSETS

Interest Receivable                                                         0
Other debtors                                                               0
Cash at Bank                                                                0
                                                                        --------
                                                                            0
                                                                        --------

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

Accruals                                                                    0
Interest Payable Accrual                                                    0
Taxation                                                                    0
                                                                        --------
                                                                            0
                                                                        --------

Net current assets                                              0

CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR

Amount due to Noteholders                                       0
                                                           --------
Total Assets less current liabilities                           0
                                                           ========

Share Capital                                                   0
Reserves                                                        0
                                                           --------
                                                                0
                                                           ========

                                              Diff              0


HOLMES FINANCING (NO. 6) PLC
HOLMES FINANCING (NO. 3) PLC
NOTES OUTSTANDING

PERIOD ENDED


                          SERIES 1 CLASS A  SERIES 2 CLASS A  SERIES 3 CLASS A  SERIES 4 CLASS A1 SERIES 4 CLASS A2
Moody's Current Rating           P-1               Aaa               Aaa               Aaa               Aaa
Fitch Current Rating              F1+              AAA               AAA               AAA               AAA
S&P Current Rating               A-1+              AAA               AAA               AAA               AAA


                          SERIES 5 CLASS A  SERIES 1 CLASS B  SERIES 2 CLASS B  SERIES 3 CLASS B  SERIES 4 CLASS B
Moody's Current Rating           Aaa               Aa3               Aa3               Aa3               Aa3
Fitch Current Rating             AAA               AA                AA                AA                AA
S&P Current Rating               AAA               AA                AA                AA                AA


                          SERIES 5 CLASS B  SERIES 1 CLASS C  SERIES 2 CLASS C  SERIES 3 CLASS C  SERIES 4 CLASS C  SERIES 5 CLASS C
Moody's Current Rating           Aa3               Baa2              Baa2              Baa2              Baa2              Baa2
Fitch Current Rating             AA                BBB               BBB               BBB               BBB               BBB
S&P Current Rating               AA                BBB               BBB               BBB               BBB               BBB


                          SERIES 1 CLASS A   SERIES 2 CLASS A  SERIES 3 CLASS A  SERIES 4 CLASS A1 SERIES 4 CLASS A2
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal


                          SERIES 5 CLASS A  SERIES 1 CLASS B  SERIES 2 CLASS B  SERIES 3 CLASS B  SERIES 4 CLASS B
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal


                          SERIES 5 CLASS B  SERIES 1 CLASS C  SERIES 2 CLASS C  SERIES 3 CLASS C  SERIES 4 CLASS C  SERIES 5 CLASS C
                                                    A
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal


                          SERIES 1 CLASS A  SERIES 2 CLASS A  SERIES 3 CLASS A  SERIES 4 CLASS A1 SERIES 4 CLASS A2
Note Interest Margins
Step Up Dates
Step Up Margins


                          SERIES 5 CLASS A  SERIES 1 CLASS B  SERIES 2 CLASS B  SERIES 3 CLASS B  SERIES 4 CLASS B
                                                                     A
Note Interest Margins
Step Up Dates
Step Up Margins


                          SERIES 5 CLASS B  SERIES 1 CLASS C  SERIES 2 CLASS C  SERIES 3 CLASS C  SERIES 4 CLASS C  SERIES 5 CLASS C
Note Interest Margins
Step Up Dates
Step Up Margins


                          SERIES 1 CLASS A  SERIES 2 CLASS A  SERIES 3 CLASS A  SERIES 4 CLASS A1 SERIES 4 CLASS A2
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data


                          SERIES 5 CLASS A  SERIES 1 CLASS B  SERIES 2 CLASS B  SERIES 3 CLASS B  SERIES 4 CLASS B
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data


                          SERIES 5 CLASS B  SERIES 1 CLASS C  SERIES 2 CLASS C  SERIES 3 CLASS C  SERIES 4 CLASS C  SERIES 5 CLASS C
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data


                          SERIES 1 CLASS A  SERIES 2 CLASS A  SERIES 3 CLASS A  SERIES 4 CLASS A1 SERIES 4 CLASS A2
Liquidity Facility Limit
Liquidity Facility Drawn
Liquidity Facility Available

                                   SIGNATORIES

SIGNED for and on behalf of          )
ABBEY NATIONAL PLC                   )




SIGNED for and on behalf of          )
HOLMES FINANCING (NO. 6) PLC         )



SIGNED for and on behalf of          )
THE BANK OF NEW YORK                 )
___                                  )
                                     )